EXHIBIT 11.0


                           CSP, INC. AND SUBSIDIARIES

                EXHIBIT 11.0 - COMPUTATION OF PER SHARE EARNINGS

    For the years ended August 25, 1995, August 26, 1994 and August 27, 1993

                   (in thousands except for per share amounts)





                                                                 1995                 1994            1993
                                                            ----------------    ---------------------------------

Net Income Per Common Share - ( Primary )
--------------------------------------------------

Net Income                                                             $385            $1,719          $1,957

                                                            ================    =================================

Average common shares outstanding                                     2,747             2,746           2,703

Add: Net additional common shares upon
     exercise of stock options                                           48                77              86

                                                            ----------------    ---------------------------------

Adjusted average common shares outstanding                            2,795             2,823           2,789

                                                            ================    =================================

Net income per common share  -  ( Full Dilution )                     $0.14             $0.61           $0.70

                                                            ================    =================================




Net Income Per Common Share - ( Full Dilution )
--------------------------------------------------

Net Income                                                             $385            $1,719          $1,957

                                                            ================    =================================

Average common shares outstanding                                     2,747             2,746           2,703

Add: Net additional common shares upon
            exercise of stock options                                    48                77              86

                                                            ----------------    ---------------------------------

Adjusted average common shares outstanding                            2,795             2,823           2,789

                                                            ================    =================================

Net income per common share  -  ( Full Dilution )                     $0.14             $0.61           $0.70

                                                            ================    =================================
